                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                DECEMBER 1, 2000
                Date of Report (Date of Earliest Event Reported)

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

   DELAWARE                       1-5740                      95-2039518
   (State or other       (Commission File Number)          (I.R.S. Employer
   Jurisdiction of                                      Identification Number)
   Incorporation)

                            3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
               (Address of principal executive offices) (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On December 1, 2000 Diodes, Inc. (the "Company") purchased all of the outstanding capital stock of FabTech, Inc. (FabTech), pursuant to a Stock Purchase Agreement dated November 28, 2000. FabTech operates a 5-inch silicon wafer foundry near Kansas City, Missouri.

The acquisition is accounted for using the purchase method of accounting, whereby the assets and liabilities acquired are recorded at their estimated fair values. The terms of the stock purchase required an initial cash payment of approximately $5,150,000, including acquisition costs, and a potential earnout of up to $30 million based upon FabTech attaining certain earnings targets over the four year period immediately following the purchase. Additionally, as a condition to the purchase agreement, certain officers and management of FabTech will receive a total of $2,475,000. Of this amount, $975,000 was accrued by FabTech as incentive compensation for services rendered prior to the acquisition. The remaining $1,500,000 will be accrued ratably over 4 years following the acquisition, subject to the continued employment with the Company. The amount of cash paid to the seller at closing has been reduced by $975,000, and any portion of the $1,500,000 contingent liability paid by the Company in the future will be reimbursed by the seller.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS
FABTECH, INC.
(A WHOLLY-OWNED SUBSIDIARY OF VISHAYLITE-ON POWER SEMICONDUCTOR CORPORATION)

YEARS ENDED DECEMBER 31, 1999 AND 1998
WITH REPORT OF INDEPENDENT AUDITORS

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
FabTech, Inc.

We have audited the accompanying balance sheets of FabTech, Inc. (the Company), a wholly-owned subsidiary of Vishay Lite-On Power Semiconductor Corporation, as of December 31, 1999 and 1998, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FabTech, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

As described in Note 1 to the financial statements, in 1999 the Company changed its method of accounting for the costs of start-up activities.

                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young, LLP
Kansas City, Missouri
January 15, 2000

                                  FabTech, Inc.
                      (a wholly-owned subsidiary of Vishay
                    Lite-On Power Semiconductor Corporation)

                                 Balance Sheets


                                                                 DECEMBER 31,
                                                            1999            1998
                                                        ----------------------------
ASSETS
Current assets:
  Cash                                                  $    621,375    $    378,026
  Accounts receivable from affiliates (Notes 3 and 6)      1,860,469       1,083,610
  Trade accounts receivable, net (Note 6)                  1,195,091       1,397,286
  Inventory (Note 2)                                       3,966,374       2,816,366
  Prepaid expenses                                            70,060          92,397
  Other current assets                                       354,189         369,009
                                                        ----------------------------
Total current assets                                       8,067,558       6,136,694

Property and equipment:
  Production equipment                                     6,880,751       6,262,422
  Office furniture and equipment                             210,818         203,426
  Construction in process                                    930,308         190,439
  Leasehold improvements                                     326,403         326,403
                                                        ----------------------------
                                                           8,348,280       6,982,690
  Less accumulated depreciation and amortization          (2,945,945)     (1,874,806)
                                                        ----------------------------
                                                           5,402,335       5,107,884

Other assets, net                                             29,988         309,081
                                                        ----------------------------
Total assets                                            $ 13,499,881    $ 11,553,659
                                                        ============================

                                                              DECEMBER 31,
                                                        1999            1998
                                                    ----------------------------
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Notes payable to banks (Note 5)                   $  3,410,000    $ 10,620,000
  Notes payable to parent (Note 6)                    10,770,000       2,270,000
  Notes payable to affiliates (Note 6)                   571,000         164,392
  Accounts payable                                     1,547,203       1,117,570
  Accounts payable to parent                             446,085         446,000
  Accrued interest payable (Note 6)                    1,069,454       1,087,798
  Accrued payroll, taxes and compensated absences        314,345         164,072
  Other accrued expenses                                 553,385         232,803
                                                    ----------------------------
Total current liabilities                             18,681,472      16,102,635

Long-term debt payable to affiliate (Note 6)           1,929,000       2,335,608

Stockholder's deficit:
  Series A noncumulative convertible preferred
    stock, $.0001 par value, 4,000,000 shares
    authorized, issued and outstanding, aggregate
    liquidation value of $4,000,000 plus accrued
    but unpaid dividends (Note 10)                           400             400
  Common stock, $.0001 par value:
    Authorized shares - 10,000,000
    Issued shares - 1,000                                     --              --
  Additional paid-in capital                           3,999,700       3,999,700
  Accumulated deficit                                (11,110,691)    (10,884,684)
                                                    ----------------------------
Total stockholder's deficit                           (7,110,591)     (6,884,584)
                                                    ----------------------------
Total liabilities and stockholder's deficit         $ 13,499,881    $ 11,553,659
                                                    ============================

See accompanying notes.

                                  FabTech, Inc.
                      (a wholly-owned subsidiary of Vishay
                    Lite-On Power Semiconductor Corporation)

                Statements of Operations and Accumulated Deficit


                                                         YEAR ENDED DECEMBER 31,
                                                          1999            1998
                                                      ----------------------------
Sales (Note 8)                                        $ 22,829,104    $ 17,367,161
Cost of goods sold                                      19,899,284      16,642,614
                                                      ----------------------------
Gross profit                                             2,929,820         724,547

Selling, general and administrative expenses             1,718,453       1,825,368
                                                      ----------------------------
Operating profit (loss)                                  1,211,367      (1,100,821)

Other expense:
  Interest expense                                      (1,143,108)     (1,066,230)
  Other                                                    (35,177)        (66,149)
                                                      ----------------------------

Income (loss) before income taxes and cumulative
  effect of change in accounting principle (Note 4)         33,082      (2,233,200)

Provision for income taxes (Note 4)                             --              --
                                                      ----------------------------
Income (loss) before cumulative effect of change
  in accounting principle                                   33,082      (2,233,200)
Cumulative effect of change in accounting principle       (259,089)             --
                                                      ----------------------------
Net loss                                                  (226,007)     (2,233,200)
Accumulated deficit at beginning of year               (10,884,684)     (8,651,484)
                                                      ----------------------------
Accumulated deficit at end of year                    $(11,110,691)   $(10,884,684)
                                                      ============================

See accompanying notes.

                                  FabTech, Inc.
                      (a wholly-owned subsidiary of Vishay
                    Lite-On Power Semiconductor Corporation)

                            Statements of Cash Flows


                                                            YEAR ENDED DECEMBER 31
                                                             1999            1998
                                                          ---------------------------
OPERATING ACTIVITIES
Net income (loss) before cumulative effect of change in
  accounting principle                                    $    33,082    $ (2,233,200)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
    Cumulative effect of change in accounting principle      (259,089)             --
    Depreciation and amortization                           1,350,232       1,110,675
    Provision for doubtful accounts                             2,043          10,410
    Inventory reserve                                          79,243              --
    Changes in operating assets and liabilities:
      Accounts receivable from affiliates                    (776,859)        (37,997)
      Trade accounts receivable                               200,152      (1,187,448)
      Other current assets                                     14,820          13,248
      Inventory                                            (1,229,251)       (409,214)
      Prepaid expenses                                         22,337         213,288
      Accounts payable                                        429,633         576,713
      Accounts payable to parent                                   85              --
      Accrued payroll, taxes and compensated absences         150,273         (17,124)
      Accrued interest payable                                (18,344)        540,646
      Accrued expenses                                        320,582        (328,684)
      Other                                                        --         (96,439)
                                                          ---------------------------
Net cash provided by (used in) operating activities           318,939      (1,845,126)

INVESTING ACTIVITIES
Purchase of property and equipment                         (1,365,590)       (634,716)
                                                          ---------------------------
Net cash used in investing activities                      (1,365,590)       (634,716)

FINANCING ACTIVITIES
Borrowings on notes payable to banks                               --      12,220,000
Payments on notes payable to banks                         (7,210,000)     (9,410,000)
Borrowings on notes payable to parent                       8,500,000              --
                                                          ---------------------------
Net cash provided by financing activities                   1,290,000       2,810,000
                                                          ---------------------------

Net increase in cash                                          243,349         330,158
Cash at beginning of year                                     378,026          47,868
                                                          ---------------------------
Cash at end of year                                       $   621,375    $    378,026
                                                          ===========================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest                    $ 1,161,452    $    622,023
                                                          ===========================

See accompanying notes

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF BUSINESS
FabTech, Inc. (the Company) was incorporated in the state of Delaware on October 16, 1995. The Company is a wholly-owned subsidiary of Vishay Lite-On Power Semiconductor Corporation (Vishay Lite-On), a Taiwan corporation. Vishay Lite-On is a 65%-owned subsidiary of Vishay Intertechnology. The Company is engaged in the manufacture and distribution of computer chips both domestically and internationally. A significant percentage of the Company's sales is made to its affiliates (see Note 8).

INVENTORY
Inventory is stated at the lower of cost, determined under the first-in, first-out (FIFO) method, or market.

OTHER ASSETS
Other assets include a technology agreement which has been capitalized and is being amortized over its contractual life of five years using the straight-line method.

At December 31, 1998, other assets also included costs incurred during the organization and start-up of the Company which had been capitalized and were being amortized over five years using the straight-line method. However, in April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting the Costs of Start-Up Activities," requiring that the costs related to start-up activities be expensed as incurred. The Company adopted the provisions of SOP 98-5 in its financial statements for the year ended December 31, 1999. The effect of the adoption of SOP 98-5 was to record a charge for the cumulative effect of an accounting change of $259,089, representing the remaining amount of unamortized organization and start-up costs as of December 31, 1998.

PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which generally range from three to 10 years. For income tax purposes, depreciation is computed using the modified accelerated cost recovery system.

INCOME TAXES
The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. INVENTORY
Inventory consists of the following at December 31:

                                             1999              1998
                                          ----------------------------
          Raw materials                   $1,462,385        $  956,716
          Work-in-process                  2,134,684         1,561,465
          Finished goods                      32,031            60,937
          Supplies                           337,274           237,248
                                          ----------------------------
                                          $3,966,374        $2,816,366
                                          ============================

3. ACCOUNTS RECEIVABLE FROM AFFILIATES
Accounts receivable from affiliates consist of the following at December 31:

                                             1999              1998
                                          ----------------------------
          Vishay Lite-On                  $  569,102        $  820,909
          Vishay Europe                        4,872                --
          Siliconix, Inc.                     41,874                --
          Diodes, Inc.                     1,244,621           262,701
                                          ----------------------------
                                          $1,860,469        $1,083,610
                                          ============================

4. INCOME TAXES
At December 31, 1999, the Company had net operating loss carryforwards available to offset future taxable income of approximately $9,888,000 which expire in varying amounts through 2014. The Company's utilization of certain carryforwards may be limited to specific amounts each year. SFAS No. 109 requires that a valuation allowance be recorded against tax assets which may not be realized. Accordingly, due to the uncertain nature of their ultimate realization based on past performance and expiration dates, the Company has established a full valuation allowance against these carryforward benefits, as well as other deferred tax assets at December 31, 1999 and 1998, and will recognize the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent on future earnings. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the carryforwards will be recorded in future operations as a reduction of the Company's income tax expense.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                     1999            1998
                                                  ---------------------------
Current deferred tax assets:
  Accrued interest payable to affiliates          $   393,400     $   387,000
  Accrued expenses and other                           55,600          42,000
                                                  ---------------------------
                                                      449,000         429,000

Noncurrent deferred tax asset:
  Net operating loss carryforwards                  3,708,000       3,646,000
                                                  ---------------------------
                                                    4,157,000       4,075,000

Valuation allowance                                (4,157,000)     (4,075,000)
                                                  ---------------------------
Net deferred tax assets                           $        --     $        --
                                                  ===========================

5. NOTES PAYABLE TO BANKS
At December 31, 1999, the Company has four lines of credit with Citibank providing for maximum borrowings of $4.0 million: $1.0 million expiring on February 18, 2000; $1.0 million expiring on May 11, 2000; $1.0 million expiring on September 17, 2000; and $1.0 million expiring on November 6, 2000. These lines of credit bear interest at LIBOR plus 0.5% (6.61% at December 31, 1999) and are secured by standby letters of credit issued by Vishay Lite-On. Borrowings under these lines of credit amounted to $3,410,000 at December 31, 1999. At December 31, 1998, the Company had available lines of credit totaling $12,000,000 which bore interest at 5.75%. Borrowings under these lines of credit totaled $10,620,000 at December 31, 1998.

6. NOTES PAYABLE TO AFFILIATES
The Company has an unsecured revolving credit commitment from Vishay Lite-On. Borrowings outstanding under this agreement, totaling $10.77 million at December 31, 1999 and $2.27 million at December 31, 1998, bear interest at Vishay Lite-On's incremental borrowing rate (6.5% on $8.5 million and 7.5% on $2.27 million at December 31, 1999). The revolving credit commitment has no stated expiration date, and all borrowings thereunder are payable on demand. The loan agreement initially required that accrued interest be payable on demand but no later than December 31, 1998. However, Vishay Lite-On and the Company have amended this agreement to allow payment of interest to occur at an unspecified future date. Accrued interest totaled approximately $988,000 and $508,000 at December 31, 1999 and 1998, respectively.

The Company has a note payable to Diodes, Inc. of $2.5 million at December 31, 1999 and 1998 which bears interest at the incremental borrowing rate of Diodes, Inc. (7.6% at December 31, 1999). Except under certain circumstances, as described below, all principal and interest under the note is due upon maturity in February 2001. Additionally, the note is secured by all accounts receivable, chattel paper and contract rights. Accrued interest totaled approximately $61,000 and $524,000 at December 31, 1999 and 1998, respectively.

In connection with the issuance of the note payable to Diodes, Inc., the Company entered into a production agreement with Diodes, Inc. Pursuant to the terms of this agreement, Diodes, Inc. agreed to purchase the lower of one-third of the wafer production or 5,000 wafers per month from the Company at a fair market value, as defined. The actual quantities purchased by Diodes, Inc. can be modified upon the mutual consent of the Company and Diodes, Inc. Upon reaching a specified purchase volume for each wafer purchased by Diodes, Inc., $10 shall be credited first against accrued interest and then the principal outstanding under the note payable. However, the credit amount will not begin until the sales level to Diodes, Inc. reaches the required level as provided in the production agreement. At December 31, 1999, the Company has classified all of the accrued interest and $571,000 of the principal amount of the note as current representing the amount of interest and principal the Company expects to pay for wafers purchased by Diodes, Inc. during the year ended December 31, 2000 under the production agreement.

7. LEASE COMMITMENT
The Company leases its manufacturing and office facilities under an operating lease which expires on December 31, 2000. Rent expense related to the lease amounted to $1,089,840 and $769,680 for the years ended December 31, 1999 and 1998, respectively.

The Company entered into an operating lease for a nitrogen generator on June 1, 1998. Rent expense was $243,648 and $130,780 for 1999 and 1998, respectively. The lease will expire June 1, 2008 with the option to renew for an additional five years.

8. RELATED-PARTY TRANSACTIONS
In addition to the related-party transactions previously described, the Company has engaged in several related-party transactions during the years ended December 31, 1999 and 1998 as described below:

                                                    1999            1998
                                                 --------------------------
Sales to Vishay Lite-On                          $5,810,060      $6,859,412
Sales to Siliconix, Inc.                            275,029              --
Sales to Vishay Europe                               19,542              --
Sales to Diodes, Inc.                             6,251,492       1,332,544
Interest expense to Vishay Lite-On                  544,416         202,804
Interest expense to Diodes, Inc.                    195,268         202,489
Standby letter of credit costs                       31,510          53,443
Management fees to Vishay Lite-On                    22,651              --

9. DEFINED CONTRIBUTION PLAN
The Company sponsors a 401(k) savings plan under which substantially all employees over 18 years of age who have completed three months of service are eligible for participation. Employees may contribute up to 16% of their annual compensation subject to annual Internal Revenue Code maximum limitations. The Company can make discretionary contributions up to 40% of the first 5% of each employee's contribution. Matching contributions of $69,517 and $53,511 were made and charged to operations in 1999 and 1998, respectively.

10. NONCUMULATIVE CONVERTIBLE PREFERRED STOCK
The Company issued 4,000,000 shares of $.0001 noncumulative convertible preferred stock in connection with the acquisition of the Company by Vishay Lite-On in 1995. At the option of its holder, each share of preferred stock is convertible into common stock of the Company based on a conversion price as defined. At December 31, 1999, each share of preferred stock would be convertible into one share of common stock. Under certain circumstances as defined, including an underwritten public offering of the Company's securities, the preferred stock will be automatically converted to common stock. Additionally, dividends of $.08 per share are noncumulative and, accordingly, are payable only when and if declared. Holders of each share of Series A preferred stock issued and outstanding shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A preferred stock could be converted at the record date.

11. YEAR 2000 (UNAUDITED)
The Company completed an assessment and made appropriate modifications to its operations and products for year 2000 compliance considerations. The year 2000 project cost was minimal and the issue has resulted in no disruption in the Company's business to date. The Company believes that the year 2000 issue will not pose future significant operational problems to its computer systems, customers, vendors or products. However, if third parties are unable to meet their obligations to the Company because of third-party year 2000 compliance issues, the year 2000 issue could have a material impact on the operations of the Company.

(b) PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma combined condensed financial statements of Diodes, Inc. and Subsidiaries (collectively "Diodes") give effect to the acquisition of FabTech by Diodes using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of FabTech have been combined with the recorded values of the assets and liabilities of Diodes in the unaudited combined condensed financial statements. The unaudited pro forma combined condensed balance sheet gives effect to the purchase as if it had occurred on December 31, 1999. The unaudited pro proforma combined condensed statement of operations for the year ended December 31, 1999 and nine months ended September 30, 2000, give effect to the acquisition as if it had occurred on January 1, 1999.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only. They do not purport to represent the financial position or results of operations as of any future date or for any future period. The unaudited pro forma combined condensed financial statements and related notes should be read in conjunction with the historical financial statements of Diodes included in its: (a) Annual Report on Form 10-K for the year ended December 31, 1999 and (b) Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, June 30, 2000 and March 31, 2000 (unaudited), as well as the historical financial statements of FabTech and related notes included in this report.

The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of Diodes and FabTech to account for the acquisition as a purchase. Accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

The unaudited pro forma financial information has been prepared based on the assumptions described in the related notes and includes assumptions relating to the allocation of the consideration paid for the assets of FabTech based on the estimates of their fair values. In the opinion of management of Diodes, all adjustments necessary to present fairly such unaudited pro forma financial information have been made, based on the terms and structure of the acquisition.

DIODES INCORPORATED AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)

DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                              Historical
                                                      --------------------------     Pro forma         Pro forma
                                                        Diodes        FabTech       Adjustments         Balances
                                                      -----------   ------------    -----------       ------------
ASSETS
CURRENT ASSETS
  Cash                                                $ 3,557,000   $    621,000    $        --       $  4,178,000
  Accounts receivable, net                             15,055,000      3,056,000     (1,245,000)(a)     16,866,000
  Inventories                                          16,575,000      3,966,000             --         20,541,000
  Deferred income taxes                                 1,700,000             --      1,494,000 (c)      3,194,000
  Prepaid expenses and other current assets               762,000        424,000             --          1,186,000
                                                      -----------   ------------    -----------       ------------
         Total current assets                          37,649,000      8,067,000        249,000         45,965,000

PROPERTY, PLANT AND EQUIPMENT, net                     20,909,000      5,402,000      6,600,000 (d)     32,911,000
ADVANCES TO RELATED PARTY                               2,561,000             --     (2,561,000)(e)             --
DEFERRED INCOME TAXES                                     146,000             --      2,943,000 (c)
                                                                                     (2,475,000)(d)        614,000
OTHER ASSETS, net                                       1,142,000         30,000      4,393,000 (f)      5,565,000
                                                      -----------   ------------    -----------       ------------

         Total assets                                 $62,407,000   $ 13,499,000    $ 9,149,000       $ 85,055,000
                                                      ===========   ============    ===========       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Line of credit                                      $ 3,237,000   $  3,410,000    $ 5,150,000 (g)   $ 11,797,000
  Notes payable to related parties                             --     11,341,000       (571,000)(e)     10,770,000
  Accounts payable and accrued liabilities             15,319,000      3,930,000        (61,000)(e)
                                                                                     (1,245,000)(a)
                                                                                        975,000 (h)     18,918,000
  Income taxes payable                                    878,000             --             --            878,000
  Current portion of long-term debt                     2,312,000             --             --          2,312,000
                                                      -----------   ------------    -----------       ------------
         Total current liabilities                     21,746,000     18,681,000      4,248,000         44,675,000

DEFERRED COMPENSATION                                      57,000             --             --             57,000
LONG-TERM DEBT, net of current portion                  4,672,000             --             --          4,672,000
LONG-TERM DEBT TO RELATED PARTY                                --      1,929,000     (1,929,000)(e)             --
MINORITY INTEREST                                         959,000             --             --            959,000
STOCKHOLDERS' EQUITY (DEFICIT)                         34,973,000     (7,111,000)     6,830,000 (i)     34,692,000
                                                      -----------   ------------    -----------       ------------
         Total liabilities and stockholders' equity   $62,407,000   $ 13,499,000    $ 9,149,000       $ 85,055,000
                                                      ===========   ============    ===========       ============


The accompanying notes are an integral part of these proforma condensed financial statements.

DIODES INCORPORATED AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (UNAUDITED)

FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                 Historical
                                       ----------------------------     Pro forma         Pro forma
                                          Diodes         FabTech       Adjustments         Balances
                                       ------------    ------------    -----------       ------------
NET SALES                              $ 79,251,000    $ 22,829,000    $(6,251,000)(b)   $ 95,829,000

COST OF GOODS SOLD                       58,303,000      19,899,000     (6,251,000)(b)
                                                                           648,000 (j)     72,599,000
                                       ------------    ------------    -----------       ------------

     Gross profit                        20,948,000       2,930,000       (648,000)        23,230,000

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                 13,670,000       1,719,000        220,000 (k)
                                                                           375,000 (l)     15,984,000
                                       ------------    ------------    -----------       ------------

     Income from operations               7,278,000       1,211,000     (1,243,000)         7,246,000

OTHER INCOME (EXPENSES)                    (110,000)     (1,178,000)      (386,000)(m)     (1,674,000)
                                       ------------    ------------    -----------       ------------

     Income before income taxes
          and minority interest           7,168,000          33,000     (1,629,000)         5,572,000

INCOME TAX PROVISION                     (1,380,000)             --        528,000 (n)
                                                                           (14,000)(o)       (866,000)
                                       ------------    ------------    -----------       ------------

     Income before minority interest      5,788,000          33,000     (1,115,000)         4,706,000

MINORITY INTEREST IN
     JOINT VENTURE                         (219,000)             --             --           (219,000)
                                       ------------    ------------    -----------       ------------

NET INCOME (p)                         $  5,569,000    $     33,000    $(1,115,000)      $  4,487,000
                                       ============    ============    ===========       ============

EARNINGS PER SHARE
     Basic                             $       0.73                                      $       0.59
                                       ============                                      ============

     Diluted                           $       0.68                                      $       0.55
                                       ============                                      ============


The accompanying notes are an integral part of these proforma condensed financial statements.

DIODES INCORPORATED AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------


                                                Historical
                                       ----------------------------     Pro forma          Pro forma
                                          Diodes         FabTech       Adjustments         Balances
                                       ------------    ------------    -----------       -------------
NET SALES                              $ 92,369,000    $ 22,194,000    $(6,000,000)(b)   $ 108,563,000

COST OF GOODS SOLD                       62,322,000      18,520,000     (6,000,000)(b)
                                                                           486,000 (j)      75,328,000
                                       ------------    ------------    -----------       -------------

     Gross profit                        30,047,000       3,674,000       (486,000)         33,235,000

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                 14,862,000       1,584,000        165,000 (k)
                                                                           281,000 (l)      16,892,000
                                       ------------    ------------    -----------       -------------

     Income from operations              15,185,000       2,090,000       (932,000)         16,343,000

OTHER INCOME (EXPENSES)                    (416,000)       (961,000)      (290,000)(m)      (1,667,000)
                                       ------------    ------------    -----------       -------------

     Income before income taxes
          and minority interest          14,769,000       1,129,000     (1,222,000)         14,676,000

INCOME TAX PROVISION                     (2,197,000)        (16,000)       396,000 (n)
                                                                          (407,000)(o)      (2,224,000)
                                       ------------    ------------    -----------       -------------

     Income before minority interest     12,572,000       1,113,000     (1,233,000)         12,452,000

MINORITY INTEREST IN
     JOINT VENTURE                         (462,000)             --             --            (462,000)
                                       ------------    ------------    -----------       -------------

NET INCOME                             $ 12,110,000    $  1,113,000    $(1,233,000)      $  11,990,000
                                       ============    ============    ===========       =============

EARNINGS PER SHARE

     Basic                             $       1.50                                      $        1.49
                                       ============                                      =============

     Diluted                           $       1.31                                      $        1.29
                                       ============                                      =============


The accompanying notes are an integral part of these proforma condensed financial statements.

DIODES INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

        The total consideration paid for FabTech including expenses incurred in connection with the acquisition, was $5,150,000 in cash. An earnout provision of up to $30 million in additional potential purchase price is excluded from the proforma adjustment.

NOTE 2 - PRO FORMA ADJUSTMENTS

        Estimates of fair values of the assets and liabilities of FabTech have been combined with those of Diodes in the unaudited pro forma combined condensed financial statements. Pro forma adjustments for the combined condensed statements of income and the combined condensed balance sheet include the following:

        (a)  To eliminate intercompany trade receivables and payables.
        (b)  To eliminate intercompany sales and purchases.
        (c)  To allocate purchase price of deferred tax assets.
        (d) To record the property, plant and equipment of FabTech at estimated fair value, along with related deferred tax liabilities of 37.5%.
        (e) To eliminate intercompany advances totaling $2,561,000, including $61,000 of accrued interest.
        (f)  To record purchase price in excess of fair value (goodwill).
        (g)  To reflect bank borrowing to execute the purchase of FabTech.
        (h)  To record obligation to officers and management.
        (i)  To reflect increase in net assets to fair value.
        (j) To record adjustment to depreciation expense based on fair market value of property and equipment and estimated remaining useful lives of 7 years using straight-line depreciation method.
        (k) To record the amortization of goodwill assuming straight-line amortization method over 20 years.
        (l) To record the vested interest of the $1,500,000 guaranteed compensation commitment.
        (m) To record interest expense on bank borrowing used to execute the purchase of FabTech, at the rate of 7.5% per annum.
        (n)  To record the income tax impact of pro forma adjustments at 37.5%.
        (o) To adjust income tax provision, as historically reported, to 37.5% of pre-tax income.
        (p) For the purpose of this proforma financial statement, historical net income of FabTech for the year ended December 31, 1999 excludes an expense of $259,000 for the cumulative effect of a change in accounting principle.

NOTE 3 - PRO FORMA INCOME PER COMMON SHARE

        Basic and diluted pro forma earnings per share are computed using the weighted average number of Diodes common shares and common share equivalents outstanding during the period, adjusted for a three-for-two stock split in July 2000. There were no additional shares issued in connection with the purchase of FabTech.

NOTE    4 - CONFORMING AND RECLASSIFICATION ADJUSTMENTS

        There were no adjustments required to conform the accounting policies of FabTech with those of Diodes.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2001                DIODES INCORPORATED

                                       By /s/ Carl Wertz
                                       CARL WERTZ
                                       Chief Financial Officer